EXHIBIT 10.6


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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                          AG-BAG INTERNATIONAL LIMITED

                                       AND

                            WELLS FARGO CREDIT, INC.





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                                  May 14, 2003

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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS........................................................1

    1.1.     Definitions......................................................1

    1.2.     Other Definitional Terms; Rules of Interpretation...............10

ARTICLE 2. AMOUNT AND TERMS OF THE CREDIT FACILITY...........................11

    2.1.     Revolving Advances..............................................11

    2.2.     Procedures for Requesting Advances..............................11

    2.3.     [Deleted].......................................................11

    2.4.     Increased Costs; Capital Adequacy; Funding Exceptions...........11

    2.5.     [Deleted].......................................................12

    2.6.     [Deleted].......................................................12

    2.7.     [Deleted].......................................................12

    2.8.     [Deleted].......................................................13

    2.9.     Inventory Appraisals............................................13

    2.10.    Interest; Minimum Interest Charge; Default Interest;
             Participations; Clearance Days; Usury...........................13

    2.11.    Fees............................................................14

    2.12.    Time for Interest Payments; Payment on Non-Banking Days;
             Computation of Interest and Fees................................15

    2.13.    Lockbox; Collateral Account; Application of Payments............15

    2.14.    Voluntary Prepayment; Reduction of the Maximum Line;
             Termination of the Credit Facility by the
             Borrower........................................................16

    2.15.    Mandatory Prepayment............................................16

    2.16.    Revolving Advances to Pay Obligations...........................16

    2.17.    Use of Proceeds.................................................16

    2.18.    Liability Records...............................................16

ARTICLE 3. SECURITY INTEREST; OCCUPANCY; SETOFF..............................17

    3.1.     Grant of Security Interest......................................17

    3.2.     Notification of Account Debtors and Other Obligors..............17

    3.3.     Assignment of Insurance.........................................17

    3.4.     Occupancy.......................................................17

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    3.5.     License.........................................................18

    3.6.     Financing Statement.............................................18

    3.7.     Setoff..........................................................19

    3.8.     Collateral......................................................19

ARTICLE 4. CONDITIONS OF LENDING.............................................19

    4.1.     Conditions Precedent to the Initial Revolving Advance...........19

    4.2.     Conditions Precedent to All Advances............................22

ARTICLE 5. REPRESENTATIONS AND WARRANTIES....................................22

    5.1. Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number.22

    5.2.     Capitalization..................................................22

    5.3.     Authorization of Borrowing; No Conflict as to Law or Agreements.22

    5.4.     Legal Agreements................................................23

    5.5.     Subsidiaries....................................................23

    5.6.     Financial Condition; No Adverse Change..........................23

    5.7.     Litigation......................................................23

    5.8.     Regulation U....................................................23

    5.9.     Taxes...........................................................23

    5.10.    Titles and Liens................................................24

    5.11.    Intellectual Property Rights....................................24

    5.12.    Plans...........................................................25

    5.13.    Default.........................................................25

    5.14.    Environmental Matters...........................................25

    5.15.    Submissions to Lender...........................................26

    5.16.    Financing Statements............................................26

    5.17.    Rights to Payment...............................................26

    5.18.    Financial Solvency..............................................26

ARTICLE 6. COVENANTS.........................................................27

    6.1.     Reporting Requirements..........................................27

    6.2.     Financial Covenants.............................................30

    6.3.     Permitted Liens; Financing Statements...........................31

    6.4.     Indebtedness....................................................32

    6.5.     Guaranties......................................................32

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    6.6.     Investments and Subsidiaries....................................32

    6.7.     Dividends and Distributions.....................................33

    6.8.     Salaries........................................................33

    6.9.     Key Person Life Insurance.......................................33

    6.10.    Books and Records; Inspection and Examination...................33

    6.11.    Account Verification............................................34

    6.12.    Compliance with Laws............................................34

    6.13.    Payment of Taxes and Other Claims...............................34

    6.14.    Maintenance of Properties.......................................34

    6.15.    Insurance.......................................................35

    6.16.    Preservation of Existence.......................................36

    6.17.    Delivery of Instruments, etc....................................36

    6.18.    Sale or Transfer of Assets; Suspension of Business Operations...36

    6.19.    Consolidation and Merger; Asset Acquisitions....................36

    6.20.    Sale and Leaseback..............................................36

    6.21.    Restrictions on Nature of Business..............................36

    6.22.    Accounting......................................................37

    6.23.    Discounts, etc..................................................37

    6.24.    Plans...........................................................37

    6.25.    Place of Business; Name.........................................37

    6.26.    Constituent Documents; S Corporation Status.....................37

    6.27.    Performance by the Lender.......................................37

ARTICLE 7. EVENTS OF DEFAULT, RIGHTS AND REMEDIES............................38

    7.1.     Events of Default...............................................38

    7.2.     Rights and Remedies.............................................40

    7.3.     Certain Notices.................................................41

ARTICLE 8. MISCELLANEOUS.....................................................41

    8.1.     No Waiver; Cumulative Remedies; Compliance with Laws............41

    8.2.     Amendments, Etc.................................................41

    8.3.     Addresses for Notices; Requests for Accounting..................41

    8.4.     [Deleted].......................................................42

    8.5.     Further Documents...............................................42

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    8.6.     Costs and Expenses..............................................42

    8.7.     Indemnity.......................................................42

    8.8.     Participants....................................................43

    8.9.     Execution in Counterparts; Facsimile Execution..................43

    8.10.    Retention of Borrower's Records.................................43

    8.11.    Binding Effect; Assignment; Complete Agreement;
             Exchanging Information..........................................43

    8.12.    Severability of Provisions......................................44

    8.13.    Headings........................................................44

    8.14.    Governing Law; Jurisdiction, Venue; Waiver of Jury Trial........44









































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                          CREDIT AND SECURITY AGREEMENT

                            DATED AS OF MAY 14, 2003

         AG-BAG INTERNATIONAL LIMITED, a Delaware corporation (the "Borrower"), and WELLS FARGO CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

                  "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC, including each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Advance" means a Revolving Advance.

                  "Affiliate" or "Affiliates" means BAW, GmbH and any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the outstanding principal balance of the Revolving Note.

                  "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.



Credit and Security Agreement - 1
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                  "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank National Association at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

                  "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in the Borrower, determined in accordance with GAAP.

                  "Borrowing Base" means at any time the lesser of:

                  (a)      the Maximum Line; or

                  (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                           (i)      70% of Eligible Accounts, plus

                           (ii) the lesser of (A) 35% of Eligible Inventory or (B) $1,700,000, minus

                           (iii) such reserves as Lender establishes in its sole
                  discretion to reflect events, conditions, contingencies or risks which may affect the Collateral or the Lender's Security Interest in the Collateral or the business, business prospects or financial condition of the Borrower, including a warranty reserve.

                  "Capital Expenditures" means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30 percent of the combined voting power of all classes of voting stock of the Borrower.

                  (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of the Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office.

Credit and Security Agreement - 2
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                  (c) Larry Inman shall cease to actively manage the Borrower's day-to-day business activities.

                  "Collateral" means all of the following, wherever located, and whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights: all Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions;
         (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods;
         (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

                  "Collateral Account" means the "Lender Account" as defined in the Lockbox and Collection Account Agreement.

                  "Commitment" means the Lender's commitment to make Advances to the Borrower pursuant to Article 2.

                  "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

                  "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article 2.

                  "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

Credit and Security Agreement - 3
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                  "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

                  "Director" means a director if the Borrower is a corporation, a governor if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

                  "Earnings Before Taxes" means net earnings before taxes from continuing operations, excluding extraordinary gains, but including extraordinary losses.

                  "Eligible Accounts" means all unpaid Accounts arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

                  (i) That portion of Accounts unpaid 90 days or more after the invoice date;

                  (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

                  (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

                  (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                  (v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                  (vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or
         (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

Credit and Security Agreement - 4
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                  (vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                  (viii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

                  (ix) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

                  (x) That portion of Accounts that has been restructured, extended, amended or modified;

                  (xi) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                  (xii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Eligible Accounts; provided, however, that account debtors that have been approved by Transamerica Commercial Finance Corporation ("Transamerica") and are participating in the wholesale finance program established by Transamerica pursuant to the Manufacturer's / Distributor's Financing Agreement (One-Step) dated June 12, 2002, shall not be subject to such concentration limit so long as they are participating in the wholesale finance program;

                  (xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii)or
         (x) above; and

                  (xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

                  "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP, but excluding any Inventory having any of the following characteristics:

                  (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                  (ii) Supplies, packaging, or sample Inventory;

                  (iii) Work-in-process Inventory;




Credit and Security Agreement - 5
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                  (iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations;

                  (v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

                  (vi) Inventory purchased or manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                  (vii) Inventory that is subject to a Lien in favor of any Person other than the Lender;

                  (viii) Inventory at any location other than the Warrenton, Oregon, Astoria, Oregon and Blair, Nebraska locations listed in
         Schedule 5.1; and

                  (ix) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

                  "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                  "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Financial Covenants" means the covenants set forth in Section 6.2.

                  "Floating Rate" means an annual interest rate equal to the sum of the Base Rate plus one and three-quarters percent (1.75%), which interest rate shall change when and as the Base Rate changes.

                  "Funding Date" has the meaning given in Section 2.1.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.


Credit and Security Agreement - 6
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                  "Guarantor(s)" means any Person hereafter guarantying the
         Obligations.

                  "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  "IRC" means the Internal Revenue Code of 1986.

                  "Infringe" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

                  "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Licensed Intellectual Property" has the meaning given in
         Section 5.11(c).

                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                  "Life Insurance Assignments" means the Assignments of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a first priority Lien on each Life Insurance Policy to secure payment of the Obligations.

                  "Life Insurance Policy" and "Life Insurance Policies" have the meanings given in Section 6.9.

                  "Loan Documents" means this Agreement, the Note, and the Security Documents.

                  "Lockbox" means as defined in the Lockbox and Collection Account Agreement.

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
                  "Lockbox and Collection Account Agreement" means the Lockbox and Collection Account Agreement by and among the Borrower, Wells Fargo Bank Minnesota, and the Lender, of even date herewith.

                  "Material Adverse Effect" means any of the following:

                  (i) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower;

                  (ii) a material adverse effect on the ability of the Borrower to perform its obligations under the Loan Documents;

                  (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

                  (iv) any claim against the Borrower or threat of litigation which if determined adversely to the Borrower would cause the Borrower to be liable to pay an amount exceeding $50,000 or would be an event described in clauses (i), (ii) and (iii) above.

                  "Maturity Date" means May 14, 2006, but the Maturity Date shall be automatically extended for additional periods of one year each unless either the Borrower or the Lender shall give written notice to the other not less than 90 days prior to any Maturity Date (whether the initial Maturity Date or any Maturity Date resulting from any automatic extension) that it elects to terminate this Agreement as of such Maturity Date.

                  "Maximum Line" means $3,000,000 unless said amount is reduced pursuant to Section 2.14, in which event it means such lower amount.

                  "Minimum Interest Charge" has the meaning given in Section 2.10(c).

                  "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

                  "Note" means the Revolving Note.

                  "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness

Credit and Security Agreement - 8
         of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

                  "Owned Intellectual Property" has the meaning given in Section 5.11(a).

                  "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

                  "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender of even date herewith.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

                  "Permitted Lien" has the meaning given in Section 6.3(a).

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession.

                  "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

                  "Revolving Advance" has the meaning given in Section 2.1.

                  "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

                  "Security Documents" means this Agreement, the Lockbox and Collection Account Agreement, the Life Insurance Assignments, the Patent Security Agreement, the Trademark Security Agreement, the Trust Deed, and any other document delivered to the Lender from time to time to secure the Obligations.

                  "Security Interest" has the meaning given in Section 3.1.

Credit and Security Agreement - 9

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

                  "Trust Deed" means a Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing, in form and substance acceptable to the Lender, granting the Lender a lien on the Warrenton Property to secure the Obligations.

                  "Warrenton Property" means the Borrower's leasehold interest in the land described in Exhibit C attached hereto and the Borrower's fee interest in the buildings, improvements and fixtures located on such land.

                  "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.14 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Wells Fargo Bank Minnesota" means Wells Fargo Bank Minnesota, National Association.

         1.2. Other Definitional Terms; Rules of Interpretation. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.


Credit and Security Agreement - 10

                                   ARTICLE 2
                     AMOUNT AND TERMS OF THE CREDIT FACILITY

         2.1. Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this
Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.14 and reborrow.

         2.2. Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

         (a) [Deleted]

         (b) Time for Requests. The Borrower shall request each Advance not later than 11:00 a.m., Denver, Colorado time on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender, shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

         (c) Disbursement. Upon fulfillment of the applicable conditions set forth in Article 4, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

         2.3. [Deleted]

         2.4. Increased Costs; Capital Adequacy; Funding Exceptions.

                  (a) Increased Costs; Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.4:

                      (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority,

Credit and Security Agreement - 11
         central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                      (ii) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

                      (iii) "Return," for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital the Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by the Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect, costs of issuing or maintaining any Advance and amounts received or receivable under this Agreement or the Note with respect to any Advance. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                      (iv) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

The initial notice sent by the Lender shall be sent as promptly as practicable after the Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore the Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, the Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                  (b) [Deleted]

                  (c) [Deleted]

         2.5. [Deleted]

         2.6. [Deleted]

         2.7. [Deleted]


Credit and Security Agreement - 13

         2.8. [Deleted]

         2.9. Inventory Appraisals. The Lender may from time to time obtain at the Borrower's expense an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion, and the percentage to be advanced on the basis of Eligible Inventory may be adjusted by the Lender based on such appraisals.

         2.10. Interest; Minimum Interest Charge; Default Interest; Participations; Clearance Days; Usury.

                  (a) Note. Except as set forth in Subsections (d) and (g), the outstanding principal balance of the Note shall bear interest at the Floating Rate.

                  (b) [Deleted]

                  (c) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), the Borrower shall pay to the Lender interest of not less than $120,000 per Loan Year (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Subsection (a) on the first day following each anniversary of the Funding Date and on the Termination Date. As used in this subsection (c), "Loan Year" means each one-year period ending on an anniversary of the Funding Date.

                  (d) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

                  (e) Clearance Days. Notwithstanding Section 2.13(b)(ii), interest at the interest rate applicable under this Section 2.10 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for one (1) day for clearance.

                  (f) Participations. If any Person shall acquire a participation in the Advances, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.10, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.10, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

                  (g) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest,


Credit and Security Agreement - 13
additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

         2.11. Fees.

                  (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $30,000, due and payable upon the execution of this Agreement.

                  (b) Audit Fees. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $95 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. The Lender will conduct no less than four audits/inspections per year.

                  (c) Facility Fees. The Borrower shall pay the Lender a fully earned and non-refundable facility fee in an amount equal to one quarter of one percent (.25%) of the Maximum Line on each anniversary of the Funding Date.

                  (d) Unused Line Fee. Borrower agrees to pay to the Lender an unused line fee at the rate of one-quarter percent (.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, which fee shall be fully earned by the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date. For the purposes of this Section 2.11(d), "Unused Amount" means the Maximum Line minus outstanding Advances.

                  (e) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, or if the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (C) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.


Credit and Security Agreement - 14

                  (f) Waiver of Termination Fees. The Borrower will not be required to pay the termination fees otherwise due under subsection (e) if such termination is made because of refinancing by an affiliate of the Lender.

                  (g) Other Fees. The Lender may from time to time, upon five
(5) days prior notice to the Borrower during a Default Period, charge additional fees for Revolving Advances made in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrower's request for a Revolving Advance at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrower's agreement to pay the fees described in such notice.

         2.12. Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.

                  (a) Time For Interest Payments. Interest shall be due and payable in arrears on the first day of each month and on the Termination Date.

                  (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

         2.13. Lockbox; Collateral Account; Application of Payments.

                  (a) Lockbox and Collateral Account.

                      (i) The Borrower shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account. The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

                      (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

Credit and Security Agreement - 15

                  (b) Application of Payments.

                      (i) The Borrower may, from time to time, in accordance with the Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations and termination of the Lender's security interest in the Collateral.

                      (ii) All payments to the Lender shall be made in immediately available funds and payments so made shall be applied to the Obligations upon receipt by the Lender, subject to Section 2.10(e). Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for two additional days for collection and one additional day for processing before applying them to the Obligations.

         2.14. Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination or Maximum Line reduction fees in accordance with Section 2.11(e). Any reduction in the Maximum Line must be in an amount of not less than $100,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

         2.15. Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.15 or under Section 2.14 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

         2.16. Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in
Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

         2.17. Use of Proceeds. The Borrower shall use the proceeds of Advances to repay obligations to Wells Fargo Bank and for ordinary working capital purposes.

         2.18. Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit


Credit and Security Agreement - 16
and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE 3.
                      SECURITY INTEREST; OCCUPANCY; SETOFF

         3.1. Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

         3.2. Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         3.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         3.4. Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

Credit and Security Agreement - 17

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         3.5. License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

         3.6. Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

                  Name and address of Debtor:

                  Ag-Bag International Limited
                  2320 S.E. Ag-Bag Lane
                  Warrenton, OR 97146

                  Federal Employer Identification No. 93-1143627
                  Organizational Identification No. 2214876



Credit and Security Agreement - 18

                  Name and address of Secured Party:

                  Wells Fargo Credit, Inc.
                  MAC P6101-144
                  1300 S.W. Fifth Avenue
                  Portland, Oregon 97201

                  Federal Employer Identification No. 41-1712687

         3.7. Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

         3.8. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

                                   ARTICLE 4.
                              CONDITIONS OF LENDING

         4.1. Conditions Precedent to the Initial Revolving Advance. The Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrower.

                  (b) The Note, properly executed by the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.




Credit and Security Agreement - 19

                  (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

                  (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (f) [Deleted]

                  (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (h) The Life Insurance Assignments, properly executed by each beneficiary and owner, and the Life Insurance Policies, together with evidence that the Life Insurance Policies are subject to no assignments or encumbrances other than the Life Insurance Assignments.

                  (i) The Lockbox and Collection Account Agreement, properly executed by the Borrower and Wells Fargo Bank Minnesota.

                  (j) Control agreements, properly executed by the Borrower and each bank at which the Borrower maintains deposit accounts.

                  (k) The Patent and Trademark Security Agreement, properly executed by the Borrower.

         (l) Agreements with Transamerica and, at the Lender's option, with each other lender providing floor plan financing to the Borrower's dealers, pursuant to which the floor plan lender agrees to remit proceeds of such financing directly to the Lender.

                  (m) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they


Credit and Security Agreement - 20
will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (n) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                  (o) A current certificate issued by the Secretary of State of Delaware, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Delaware.

                  (p) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (q) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article 5.

                  (r) Support Agreements in favor of the Lender, properly executed by Michael Wallis and Larry Inman, each in his personal capacity.

                  (s) An opinion of counsel to the Borrower, addressed to the Lender.

                  (t) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (u) Evidence that Borrower's performance and results prior to the Funding Date are consistent with its projections.

                  (v) All such documents and information as the Lender may request with respect to the Borrower's dealer arrangements and the third party financing arrangements of such dealers.

                  (w) A Phase I environmental assessment and a title insurance commitment, if required by the Lender.

                  (x) Payment of the fees and commissions due under Section 2.11 through the date of the initial Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.6, including all legal expenses incurred through the date of this Agreement.


Credit and Security Agreement - 21

                  (y) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to Wells Fargo Bank, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $500,000.

                  (z) Such other documents as the Lender in its sole discretion may require.

         4.2. Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that:

(a) the representations and warranties contained in Article 5 are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         5.1. Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in the states of Oregon and Nebraska and in all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1. The Borrower's chief executive office and principal place of business is located at the address set forth in
Schedule 5.1 and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number is correctly set forth in
Section 3.6.

         5.2. Capitalization. Schedule 5.2 constitutes a correct and complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

         5.3. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or


Credit and Security Agreement - 22
instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         5.4. Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         5.5. Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrower has no Subsidiaries.

         5.6. Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2002 and unaudited financial statements for the fiscal-year-to-date period ended March 31, 2003, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

         5.7. Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect.

         5.8. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.9. Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.



Credit and Security Agreement - 23

         5.10. Titles and Liens. The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

         5.11. Intellectual Property Rights.

                  (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

                  (b) Agreements with Employees and Contractors. The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

                  (c) Intellectual Property Rights Licensed from Others.
Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

                  (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.


Credit and Security Agreement - 24

                  (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

         5.12. Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

         5.13. Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

         5.14. Environmental Matters.

                  (a) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

                  (b) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

                  (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.


Credit and Security Agreement - 25

                  (d) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws, and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months, and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (e) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (f) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

         5.15. Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or pro forma financial statements, presents a good faith opinion as to such projections, valuations and pro forma condition and results.

         5.16. Financing Statements. The Borrower has provided to the Lender signed financing statements and has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         5.17. Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

         5.18. Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, none of the Borrower or its
Affiliates:

                  (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;


Credit and Security Agreement - 26

                  (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

                  (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

                  (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE 6.
                                   COVENANTS

         So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         6.1. Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (ii) a certificate of the Borrower's chief financial Officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

                  (b) Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and


Credit and Security Agreement - 27
periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial Officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

                  (c) Reports. Within 15 days after the end of each month or more frequently if the Lender so requires, the Borrower will deliver to the Lender agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period.

                  (d) Projections. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require. The Lender has the right to set new levels for the covenants in Section 6.2 based on such projections.

                  (e) Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $50,000.

                  (f) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

                  (g) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of


Credit and Security Agreement - 28
any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

                  (h) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (i) any disputes or claims by the Borrower's customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; (iv) any demand by Transamerica under the Manufacturer's / Distributor's Financing Agreement (One-Step), or any demand by any other person under any other agreement, for repurchase of any goods by the Borrower; (v) any setoff or deduction by Transamerica or any other person from any amount payable to the Borrower with respect to the purchase of any of the Borrower's Accounts; and (vi) any termination, or notice of intent to terminate, by Transamerica with respect to the agreement referred to above or by any other person with respect to any agreement for the purchase or financing of the Borrower's Accounts.

                  (i) Officers and Directors. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice any change in the persons constituting the Borrower's Officers and Directors.

                  (j) Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

                  (k) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

                  (l) Intellectual Property.

                      (i) The Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

                      (ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.


Credit and Security Agreement - 29

                      (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

                  (m) Reports to Owners. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

                  (n) SEC Filings. Promptly after the sending or filing thereof, the Borrower will deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

                  (o) [Deleted]

                  (p) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition.

                  (q) Supplemental Reports. Weekly, or more frequently if the Lender so requires, the Borrower will deliver to the Lender the "daily collateral reports," receivables schedules, collection reports, sales reports, credit memos, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         6.2. Financial Covenants.

                  (a) [Deleted]

                  (b) [Deleted]

                  (c) [Deleted]

                  (d) [Deleted]

                  (e) Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth opposite such period below:









Credit and Security Agreement - 30

                    Date                    Minimum Book Net
                    ----                         Worth
                                                 -----

                  04/30/03                    $8,975,000
                  05/31/03                    $9,100,000
                  06/30/03                    $9,200,000
                  07/31/03                    $9,100,000
                  08/31/03                    $9,225,000
                  09/30/03                    $9,300,000
                  10/31/03                    $9,300,000
                  11/30/03                    $9,300,000
              12/31/03 and the last           $9,270,000
              day of each calendar
                month thereafter

                  (f) [Deleted]

                  (g) [Deleted]

                  (h) Minimum Earnings Before Taxes. The Borrower will achieve as of the end of each fiscal year-to-date period described below, fiscal year-to-date Earnings Before Taxes, of not less than the amount set forth opposite such period below:

                   Fiscal Year-to-Date         Minimum Earnings Before
                        Period                          Taxes
                        ------                          -----

                   Six Months Ending                    $210,000
                     June 30, 2003
                   Nine Months Ending                   $475,000
                   September 30, 2003
                   Twelve Months Ending                 $425,000
                    December 31, 2003

                  (i) Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $500,000 in the aggregate during the fiscal year ending December 31, 2003.

         6.3. Permitted Liens; Financing Statements.

                  (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):






Credit and Security Agreement - 31

                  (i) in the case of any of the Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

                  (ii) Liens in existence on the date hereof and listed in
Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under
Section 6.4;

                  (iii) the Security Interest and Liens created by the Security Documents; and

                  (iv) purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding in the aggregate the Capital Expenditures limitation for such year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

                  (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

         6.4. Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto; and

                  (c) indebtedness relating to Permitted Liens.

         6.5. Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

         6.6. Investments and Subsidiaries. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:



Credit and Security Agreement - 32

                  (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                  (b) travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $5,000;

                  (c) advances in the form of progress payments, prepaid rent not exceeding two months or security deposits; and

                  (d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

         6.7. Dividends and Distributions. So long as no Default or Event of Default has occurred and is then continuing, the Borrower may pay up to, but not more than $60,000 per year in dividends on its preferred stock. No dividends may be paid if a Default or Event of Default has occurred and is then continuing. Except as specifically authorized above, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

         6.8. Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

         6.9. Key Person Life Insurance. The Borrower shall maintain insurance upon the lives of Michael Wallis, , Larry Inman and Lou Ann Tucker, with the death benefits thereunder in amounts not less than $250,000 for Michael Wallis, $1,100,000 for Larry Inman, and $250,000 for Lou Ann Tucker, (the "Life Insurance Policies" and each a "Life Insurance Policy). The right to receive the cash surrender value and proceeds of the Life Insurance Policies shall be assigned to the Lender by the Life Insurance Assignments.

         6.10. Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books



Credit and Security Agreement - 33
and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

         6.11. Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

         6.12. Compliance with Laws.

                  (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

         6.13. Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

         6.14. Maintenance of Properties.

                  (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.14 shall prevent the Borrower


Credit and Security Agreement - 34
from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

                  (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

         6.15. Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                                     WARNING

          UNLESS THE BORROWER PROVIDES THE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THIS AGREEMENT, THE LENDER MAY PURCHASE INSURANCE AT THE BORROWER'S EXPENSE TO PROTECT THE LENDER'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT THE BORROWER'S INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE THE LENDER PURCHASES MAY NOT PAY ANY CLAIM THE BORROWER MAKES OR ANY CLAIM MADE AGAINST THE BORROWER. THE BORROWER MAY LATER CAUSE LENDER TO CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THE BORROWER HAS OBTAINED THE REQUIRED COVERAGE ELSEWHERE.

         THE BORROWER IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY THE LENDER. THE COST OF THIS INSURANCE MAY BE ADDED TO THE BORROWER'S LIABILITIES. IF THE COST IS ADDED TO THE BORROWERS' LIABILITIES, THE DEFAULT INTEREST RATE PROVIDED IN THIS AGREEMENT WILL APPLY TO THIS ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE THE BORROWER'S PRIOR COVERAGE LAPSED OR THE DATE THE BORROWER FAILED TO PROVIDE PROOF OF COVERAGE.


Credit and Security Agreement - 35

          THE COVERAGE THE LENDER PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE THE BORROWER CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

         6.16. Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         6.17. Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

         6.18. Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

6.19. Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

6.20. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

6.21. Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.


Credit and Security Agreement - 36

         6.22. Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         6.23. Discounts, etc. After notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

         6.24. Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

         6.25. Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

         6.26. Constituent Documents; S Corporation Status. The Borrower will not amend its Constituent Documents. The Borrower will not become an S Corporation.

         6.27. Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article 6 or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.13 and 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and

Credit and Security Agreement - 37
on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.27.

                                   ARTICLE 7.
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

         7.1. Events of Default. "Event of Default," wherever used herein, means any one of the following events:

                  (a) Default in the payment of any Obligations when they become due and payable;

                  (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

                  (c) A Change of Control shall occur;

                  (d) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

                  (e) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

                  (f) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

                  (g) Any of the Life Insurance Policies shall be terminated, by the Borrower or otherwise; or any of the Life Insurance Policies shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a renewal thereof or substitute therefor to the Lender; or the Borrower shall fail to pay any premium on any of the Life Insurance Policies when due; or the Borrower shall take any other action that impairs the value of any of the Life Insurance Policies.

                  (h) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or

Credit and Security Agreement - 38
other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (i) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (j) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

                  (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA.

                  (l) An event of default shall occur under any Security
Document;

                  (m) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

                  (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

                  (o) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under his guaranty or support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;


Credit and Security Agreement - 39

                  (p) [Deleted]

                  (q) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; or

                  (r) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur.

         7.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

                  (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

                  (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) [Deleted]

                  (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

Credit and Security Agreement - 40

         7.3. Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE 8.
                                  MISCELLANEOUS

         8.1. No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

         8.2. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         8.3. Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article 2 shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The


Credit and Security Agreement - 41

Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

         8.4. [Deleted]

         8.5. Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         8.6. Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations (including without limitation costs, expenses and fees incurred at trial, on appeal and in any bankruptcy or reorganization proceeding) and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

         8.7. Indemnity. In addition to the payment of expenses pursuant to
Section 8.6, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                  (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b); and

                  (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

Credit and Security Agreement - 42

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

         8.8. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

         8.9. Execution in Counterparts; Facsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         8.10. Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

         8.11. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

Credit and Security Agreement - 43

         8.12. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         8.13. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.14. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Oregon. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Oregon in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in Multnomah County, Oregon; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

         UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Ag-Bag International Limited     AG-BAG INTERNATIONAL LIMITED
2320 S.E. Ag-Bag Lane
Warrenton, OR 97146
Facsimile: 503-861-0424          By:/s/Mike Wallis     /s/Larry Inman
                                    ---------------------------------
Attention: Michael Wallis
E-Mail: mwallis@ag-bag.com       Title:   CFO               Chairman/President
                                       ---------------------------------------

Wells Fargo Credit, Inc.         WELLS FARGO CREDIT, INC.
MAC P6101-144
1300 S.W. Fifth Avenue
Portland, OR 97204               By:  /s/ Norm Chin
                                    ---------------
Facsimile:  (503) 886-4312
Attention:  Norm Chin            Title:  Assistant Vice President
E-Mail:  chinn@wellsfargo.com

Credit and Security Agreement - 44

                         TABLE OF EXHIBITS AND SCHEDULES

         Exhibit A         Form of Revolving Note

         Exhibit B         Compliance Certificate

         Exhibit C         Premises

         Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

         Schedule 5.2      Capitalization and Organizational Chart

         Schedule 5.5      Subsidiaries

         Schedule 5.11     Intellectual Property Disclosures

         Schedule 6.3      Permitted Liens

         Schedule 6.4      Permitted Indebtedness and Guaranties






































Credit and Security Agreement - 45

                                      Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE
$3,000,000                                                      Portland, Oregon
                                                                    May 14, 2003

                  For value received, the undersigned, Ag-Bag International Limited, a Delaware corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                  Ag-Bag International Limited


                                  By:/s/Mike Wallis     /s/Larry Inman
                                     --------------     ----------------
                                  Title:   CFO           Chairman/President

                                      Exhibit B to Credit and Security Agreement

                             COMPLIANCE CERTIFICATE

To:
                  -----------------------------------------------------
                  Wells Fargo Credit, Inc.

Date:             __________________, 200___

Subject: Ag-Bag International Limited
                  Financial Statements

                  In accordance with our Credit and Security Agreement dated as of _____________, 2003 (the "Credit Agreement"), attached are the financial statements of Ag-Bag International Limited (the "Borrower") as of and for ________________, 20___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

                  Events of Default.  (Check one):

         |_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.
         |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.10(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

                  Financial Covenants.  I further hereby certify as follows:
                  -------------------

                  1. Minimum Book Net Worth. Pursuant to Section 6.2(e) of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________ which " satisfies " does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:


              Date                       Minimum Book Net Worth

            04/30/03                           $8,975,000
            05/31/03                           $9,100,000
            06/30/03                           $9,200,000

            07/31/03                           $9,100,000
            08/31/03                           $9,225,000
            09/30/03                           $9,300,000
            10/31/03                           $9,300,000
            11/30/03                           $9,300,000
  12/31/03 and the last day of                 $9,270,000
 each calendar month thereafter

                  2. Minimum Earnings Before Taxes. Pursuant to Section 6.2(h) of the Credit Agreement, the Borrower's Earnings Before Taxes for the fiscal year-to-date period ending on the Reporting Date, was $____________, which " satisfies " does not satisfy the requirement that such amount be not less than $_____________ during such fiscal year-to-date period as set forth in table below:

              Fiscal Year-To-Date           Minimum Earnings Before
                   Period                          Taxes
                   ------                          -----

            Six Months Ending                      $210,000
            June 30, 2003
            Nine Months Ending                     $475,000
            September 30, 2003
            Twelve Months Ending                   $425,000
            December 31, 2003
            Second Quarter Ending                  $210,000
            June 30, 2003

                  3. Capital Expenditures. Pursuant to Section 6.2(i) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the _____________ year ending December 31, 2003, for Capital Expenditures, $__________________ in the aggregate, which " satisfies " does not satisfy the requirement that such expenditures not exceed $500,000 in the aggregate during such year.

                  4. Salaries. As of the Reporting Date, the Borrower " is " is not in compliance with Section 6.8 of the Credit Agreement concerning salaries.

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                          Ag-Bag International Limited

                                          By:
                                             ----------------------------

                                          Title:  Chief Financial Officer

                                      Exhibit C to Credit and Security Agreement

                                    PREMISES

                  The Warrenton Property referred to in the Credit and Security Agreement is legally described as follows:

                   A tract of land in the Northeast one-quarter of Section 26, Township 8 North, Range 10 West, Willamette Meridian, in the City of Warrenton, County of Clatsop and State of Oregon more particularly described as follows:

                   Commencing at the centerline intersection of Airport Road (Old Coast Highway) with Flightline Road, said intersection being East a distance of 1844 feet, more or less from the Northwest corner of the Truman P. Powers D.L.C. No. 48; thence West along said Airport Road centerline, a distance of 222 feet; thence South, at right angles to said centerline, a distance of 190 feet to the point of beginning; thence South a distance of 270 feet; thence East, parallel with the aforesaid centerline, a distance of 190 feet; thence North a distance of 270 feet; thence West a distance of 190 feet to the point of beginning.

                                   Schedule 5.1 to Credit and Security Agreement

        TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,
                           AND LOCATIONS OF COLLATERAL

                                   Trade Names
                                   -----------

                                     Ag-Bag
                                   Ag-Bag Corp
                                  ABCTI Systems
                                    AB Rental
                                      ABVIN


               Chief Executive Office/Principal Place of Business
               --------------------------------------------------

                                2320 Ag-Bag Lane
                               Warrenton, OR 97146

                     Other Inventory and Equipment Locations
                     ---------------------------------------

                                     Oregon
                              Ag-Bag International
                                2320 Ag-Bag Lane
                               Warrenton, OR 97146

                              K Manufacturing, Inc.
                               92503 Wireless Road
                                Astoria, OR 97103

                                    Nebraska
                              Ag-Bag International
                                190 Grant Street
                                 Blair, NE 68008

                                   Schedule 5.2 to Credit and Security Agreement

                              ORGANIZATIONAL CHART

         Attach organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

                                       N/A

                                   Schedule 5.5 to Credit and Security Agreement

                                  SUBSIDIARIES

                                      None

                                  Schedule 5.11 to Credit and Security Agreement

                        INTELLECTUAL PROPERTY DISCLOSURES

                          UNITED STATES ISSUED PATENTS

Title                                              Patent Number     Issue Date
-----                                              -------------    ----------
Agricultural Bag Loading Apparatus                   4,337,805        7/6/82
Method and Apparatus for Manufacturing an            4,424,051        1/3/84
Agricultural Bag
Agricultural Bag Loading Apparatus Braking           4,308,901        1/5/82
Mechanism
Tunnel Clean Out Mechanism for an                    4,310,036        1/12/82
Agricultural Bag Loading Apparatus
Hydraulic Reservoir for Silage Compression           4,502,378        3/5/85
Machines
Method and Apparatus for Manufacturing an            4,522,615        6/11/85
Agricultural Bag
Bale-Sheathing Device                                4,606,176        8/19/86
Agricultural Storage Bag Folding Apparatus and       4,721,503        1/26/88
Method
Agricultural Storage Bag Folding Apparatus and       4,867,736        9/19/89
Method
Grain Bagging Machine and Method                     5,140,802        8/25/92
Rotor Arrangement for a Bagging Machine              5,159,877        11/3/92
Steering and Propulsion Mechanism for                5,213,143        5/25/93
Agricultural Field Vehicle
Bale Sheathing Method and Apparatus                  5,220,772        6/22/93
Bale Sheathing Method and Apparatus                  5,323,591        6/28/94
Improved Grain Bagging Machine                       5,419,102        5/30/95
Sheathing Apparatus                                  5,385,002        1/31/95
Bale Bagging Machine                                 5,398,487        3/21/95
Bale Sheathing Method and Apparatus                  5,421,144        6/6/95
Method and Apparatus for Treatment of Bagged         5,461,843        10/31/95
Organic Materials
Bale Bagging Machine                                 5,628,168        5/13/97
Replaceable Rotor Tine Cap for Bagging               5,503,066        4/2/96
Machine
Materials Bagger and System                          5,724,793        3/10/98
Bagger for Organic Material                          5,566,532        10/22/96
Square Bale Bagger                                   5,692,363        12/2/97
Device and Method For Compacting                     5,860,271        1/19/99
Agricultural Material In A Storage Bag
Method and Device For Providing Compost              6,062,004        5/16/00
Bagging Machine With Perforated Conduit
Bagging Machine                                      6,202,389        3/20/01

Materials Bagging Machine (Ski Jump)                 6,240,980        6/5/01
Bagging Machine Haying Feed Control                  6,516,592        2/11/03

                        ISSUED TRADEMARKS, SERVICE MARKS
                         AND COLLECTIVE MEMBERSHIP MARKS

                                  REGISTRATIONS

Mark                              Country          Registration    Registration
----                              -------          Number          Date
                                                   ------          ---
AG-BAG PLUS!                        USA            1,691,049       6/9/92
FLEX-A-TUBER                        USA            1,740,899       12/22/92
FLEX-TUBES                          USA            1,736,657       12/1/92
PORCINE PLUS                        USA            1,724,966       10/20/92
BALE BAG (Stylized)                 USA            1,332,239       4/23/85
TRI-DURA                            USA            2,026,691       12/31/96
MIGHTY BITE                         USA            1,331,943       4/23/85
AG-BAG STOR PLUS                    USA            2,034,573       1/28/97
FLEX-A-BAGGER                       USA            1,723,283       10/13/92
AG-BAG SQUARE BALE                  USA            2,105,075       10/14/97
BAGGER
CALF START PLUS                     USA            1,749,785       2/2/93
THE COMPLETE 1                      USA            2,126,055       12/30/97
AG-BAG HMG PLUS                     USA            2,126,095       12/30/97
THE COMPLETE 1 and design           USA            2,031,820       1/21/97
AB                                  USA            1,143,433       12/16/80
AB (Stylized)                       USA            1,141,087       11/4/80
JR BAGGER                           USA            1,357,634       9/3/85
AG-BAGGER                           USA            1,159,728       7/7/81
AG-BAG                              USA            1,179,231       11/24/81
HYPAC                               USA            2,471,622       7/24/01
AG-BAGGER                           Canada         265746          1/15/82
AB DESIGN                           Canada         264315          11/20/81
AG-BAG                              Canada         272572          10/8/82
AG-BAG                              Argentina      1647698
AG-BAGGER                           Argentina      1604629
AB (Stylized)                       CTM            1523539         6/20/01
AG-BAG PLUS!                        CTM            1523398         4/19/01
AG-BAG                              CTM            15423604        6/20/01
AG-BAGGER                           CTM            1523471

                                  APPLICATIONS

Mark                              Country          Serial Number   Filing Date
----                              -------          -------------   -----------
PAC 2 POWER                         USA            76344605        12/31/01

                                   Schedule 6.3 to Credit and Security Agreement

                                 PERMITTED LIENS

----------------------------- ------------------------------ ------------ ----------- ----------
Creditor                      Collateral                     Jurisdiction Filing Date Filing No.
----------------------------- ------------------------------ ------------ ----------- ----------
Washington County Bank        Ag-Bag International Limited   Delaware     5/5/02      21312762
----------------------------- ------------------------------ ------------ ----------- ----------
Santa Barbara Bank & Trust    Ag-Bag International Limited   California   11/2/98     9831060359
----------------------------- ------------------------------ ------------ ----------- ----------
First Sierra Financial, Inc.  Ag-Bag International Limited   Oregon       8/18/98     436098
----------------------------- ------------------------------ ------------ ----------- ----------
Santa Barbara Bank & Trust    Ag-Bag International Limited   Oregon       10/30/98    444440
----------------------------- ------------------------------ ------------ ----------- ----------
Farm Plan Corporation         Ag-Bag International Limited   Oregon       12/23/98    451212
----------------------------- ------------------------------ ------------ ----------- ----------
First Sierra Financial, Inc.  Ag-Bag International Limited   Oregon       5/19/99     468878
----------------------------- ------------------------------ ------------ ----------- ----------
Associates Leasing, Inc.      Ag-Bag International Limited   Oregon       11/17/00    533459
----------------------------- ------------------------------ ------------ ----------- ----------
Associates Leasing, Inc.      Ag-Bag International Limited   Oregon       1/9/01      538202
----------------------------- ------------------------------ ------------ ----------- ----------
FPC Financial f.s.b.          Ag-Bag International Limited   Oregon       9/5/02      598194
----------------------------- ------------------------------ ------------ ----------- ----------
Oregon Economic Development   Ag-Bag Corporation             Oregon       7/9/90      67084
Commission
----------------------------- ------------------------------ ------------ ----------- ----------
Washington County Bank        Ag-Bag International Limited   Nebraska     12/28/99    999002312
----------------------------- ------------------------------ ------------ ----------- ----------

                                   Schedule 6.4 to Credit and Security Agreement

                      PERMITTED INDEBTEDNESS AND GUARANTIES

                                  Indebtedness

------------------ ---------- -------------- --------------- -----------------
                    Principal                   Monthly
    Creditor        Amount    Maturity Date     Payment       Collateral
                    @3/31/03
------------------ ---------- -------------- --------------- -----------------
OEDC                $63,070   July 2005      $2,435.54       Warrenton Eq.
------------------ ---------- -------------- --------------- -----------------
Wells Fargo        $283,334   January 2006   $8,333.33 +int. Equipment
------------------ ---------- -------------- --------------- -----------------
Wash.Cty. Bank     $635,748   August 2014    $6,723.97       Blair Bldg.
------------------ ---------- -------------- --------------- -----------------
NEDCO              $519,806   November 2017  $4,968.70       Blair Bldg
------------------ ---------- -------------- --------------- -----------------
City of Blair      $116,142   September 2004 $6,606.65       Blair Equip.
------------------ ---------- -------------- --------------- -----------------
Wash.Cty Bank       $60,170   December 2004  $3,105.07       Blair Paint Booth
------------------ ---------- -------------- --------------- -----------------
Case Credit         $21,925   September 2003 $4,043.26       MH9512-537/7
------------------ ---------- -------------- --------------- -----------------
Case Credit          $2,472   July 2003      $619.91         G6000-89/729
------------------ ---------- -------------- --------------- -----------------


                                   Guaranties

---------------------------- ------------------------------ -------------------------
      Primary Obligor        Amount and Description of       Beneficiary of Guaranty
      ---------------         Obligation Guaranteed          -----------------------
                              ---------------------
---------------------------- ------------------------------ -------------------------
Various Merchant Authorized  Varies Daily based on level    John Deere Farmplan
Accounts                     of Customer Purchases
---------------------------- ------------------------------ -------------------------
Todd Corzine                 10,000 Series Bagging          Washington County Bank
                             Machine, $275,100
                             less payments made by Corzine
---------------------------- ------------------------------ -------------------------
Juan/Vivian Jimenez          10,000 Series Bagging          Washington County Bank
Feed Bag Inc.                Machine, $198,662 less
                             payments made by Jimenez
---------------------------- ------------------------------ -------------------------
Mountain View Equipment      $250,000 less payments made    Transamerica
                             by Mt. View on contract
---------------------------- ------------------------------ -------------------------
BAW, GMbH - Germany          500,000 Euro bank guarantee    Dresdner Bank, Bautzen
---------------------------- ------------------------------ -------------------------
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